EXHIBIT 32.1
                               CEO CERTIFICATION*

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.Sec. 1350, as adopted), Patrick O'Dea, the Chief Executive Officer of Peet's Coffee & Tea, Inc. (the "COMPANY") hereby certifies that, to the best of his knowledge:

1. The Company's Quarterly Report on Form 10-Q for the period ended June 29, 2003, to which this Certification is attached as Exhibit 32.1 (the "PERIODIC REPORT") fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
     IN WITNESS WHEREOF, the undersigned has set his hand hereto as of the 13th day of August, 2003.

                                        /s/  Patrick  J.  O'Dea
                                        -----------------------
                                        Patrick  J.  O'Dea
                                        Chief  Executive  Officer












A signed original of this written statement required by Section 906 has been provided to Peet's Coffee & Tea, Inc. and will be retained by Peet's Coffee & Tea, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

*This certification "accompanies" the quarterly report on Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Peet's Coffee & Tea, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the quarterly report on Form 10-Q), irrespective of any general incorporation language contained in such filing.)